Exhibit 10.2
PACIFIC ASIA PETROLEUM, INC.
2007 STOCK PLAN
STOCK OPTION AGREEMENT

Name of Optionee:

Shares Subject to Option:	Common Stock

INCENTIVE STOCK OPTION	_____ shares of Common Stock, $0.001 par value, of Pacific Asia Petroleum, Inc. (the “Optioned Shares”)

Purchase Price Per Share:	$_____

Option Grant Date:

Date Incentive Stock Option Becomes Exercisable:	This Option may be exercised with respect to _____ of the total Shares subject to this option when the Optionee completes each three months of continuous employment starting from the date of Option grant. This option may become exercisable on an accelerated basis under Section 8 of this Stock Option Agreement.

Termination Date of Option:	[10 years from date of grant]

     This Stock Option Agreement (this “Agreement”) is executed and delivered as of                      by and between Pacific Asia Petroleum, Inc., a Delaware corporation (the “Company”) and the                     . The Optionee and the Company hereby agree as follows:
1.	The Company, pursuant to the Pacific Asia Petroleum, Inc. 2007 Stock Plan (the “Plan”), which is incorporated herein by reference, and subject to the terms and conditions thereof, hereby grants to the Optionee an option to purchase the Optioned Shares at the Purchase Price Per Share.

2.	The option granted hereby (“Option”) shall be treated as an incentive stock option under the Internal Revenue Code.

3.	The Option granted hereby shall terminate, subject to the provisions of the Plan, no later than at the close of business on the Termination Date.

4.	The Optionee shall comply with and be bound by all the terms and conditions contained in the Plan, as incorporated by reference herein.

5.	Options granted hereby shall not be transferable except by will or the laws of descent and distribution. During the lifetime of the Optionee, the Option may be exercised only by the Optionee, the guardian or legal representative of the Optionee.

6.	The obligation of the Company to sell and deliver any stock under this Option is specifically subject to all provisions of the Plan and all applicable laws, rules, regulations and governmental and stockholder approvals.

7.	Any notice by the Optionee to the Company hereunder shall be in writing and shall be deemed duly given only upon receipt thereof by the Company at its principal offices. Any notice by the Company to the Optionee shall be in writing and shall be deemed duly given if mailed to the Optionee at the address last specified to the Company by the Optionee.

8.	In addition to the change of control provisions specified under Section 14(e) of the Plan and the other conditions set forth in this Agreement, the Company hereby agrees that all or part of this Option may be exercised prior to its expiration at the time or times set forth below:
     (a) If the Company is subject to a Change in Control (as defined in below in this Agreement and not as defined in the Plan) before the Optionee’s employment terminates, this Option shall become exercisable in full if and only if (i) this Option does not remain outstanding following the Change in Control; (ii) this Option is not assumed by the surviving corporation or its parent; (iii) the surviving corporation or its parent does not substitute an option with substantially the same terms for this Option; OR (iv) the full value of the vested shares under this Option is not settled in cash or cash equivalents.
     (b) If Paragraph (a) above does not apply, AND if the Optionee is subject to an Involuntary Termination (defined below) within 12 months after the Change in Control, then this Option shall become exercisable in full. However, in the case of an employee incentive stock option described in Section 422(b) of the Code, the acceleration of exercisability shall not occur without the Optionee’s written consent.
     (c) If Paragraph (a) above does not apply, and if the Company is subject to a Change of Control, then fifty percent (50%) of the remaining options shall become exercisable in full, and the remaining options shall become exercisable at the rate set forth herein, reduced by the accelerated Shares. All other terms and conditions shall remain unchanged.
     (d) Definitions
               (i) “Change in Control” shall mean:
               (1) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not controlling stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or (2) The sale, transfer or other disposition of all or substantially all of the Company’s assets.
A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
               (ii) “Involuntary Termination” shall mean the termination of the Optionee’s Service by reason of: (1) The involuntary discharge of the Optionee by the Company (or the Parent or Subsidiary employing him or her) for reasons other than Cause; or (2) The voluntary resignation of the Optionee following a reduction in the Optionee’s base salary or receipt of notice that the Optionee’s principal workplace will be relocated more than 30 miles.
9.	The validity and construction of this Agreement shall be governed by the laws of the State of California.
This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are also provisions of this Agreement. If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern. By signing this Agreement, the Optionee accepts and agrees to all of the foregoing terms and provisions and to all of the terms and provisions of the Plan incorporated herein by reference and confirms that he or she has received a copy of the Plan.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized representative and the Optionee has hereunto set his hand as of the date here above first written.

Pacific Asia Petroleum, Inc.:
By:
	Name:	Frank C. Ingriselli
	Title:	CEO and President

Optionee: